Exhibit 3.284
CERTIFICATE OF INCORPORATION
- of -
ELIZABETH DISPOSAL, INC.
     THIS IS TO CERTIFY that we, FRANK GENTEMPO, HELEN PALMIER I and JOSEPHINE RUPINSKI, do hereby associate ourselves into a corporation under and by virtue of the provisions of Title 14, Corporations General, of the Revised Statutes of 1937, and the several supplements thereto and acts amendatory thereof, and do severally agree to take the number of shares of capital stock set opposite our respective names.
     1. The name of the corporation is ELIZABETH DISPOSAL, INC.
     2. The location of the principal office in this State is 857-63 Anna Street, in the City of Elizabeth and County of Union.
     3. The name of the agent therein and in charge thereof upon whom process against this corporation may be served is FRANK GENTEMPO.
     4. The objects for which this corporation is formed, and the purposes for which its business shall be conducted are:
     (a) To carry on a general industrial and hotel scavenger business and to engage in a general carting and contracting business for the removal of waste, rubbish, refuse, stone, paper, bricks, ashes and similar material from offices, buildings, hotels, tenemerts, commercial, industrial or residential properties, whether vacant, occupied or unoccupied, and to sell and dispose of all of the foregoing to any person, firm or corporation desiring to purchase the same; to own, lease and operate vehicles with respect to any phase of its operations; to own, operate or lease dumps and incinerators of every kind and description.
     (b) To the degree that the Board of Directors may, from time to time, determine, to borrow money and to mortgage, assign, transfer and grant any of its personal or real property as security therefor, and to act as guarantor, endorser or surety with respect to the performance of any undertaking or obligation to the extent that may be permitted by law, all as may be deemed wise, appropriate or expedient by its Board of Directors. To purchase, lease, exchange, hire or otherwise acquire real property, either improved or unimproved, and any interest whatsoever therein, and to own, hold, control, maintain, manage and develop the same as principal or through agents and lessees, unlimitedly, within and without the State of New Jersey; to lease or rent as landlord any unimproved real property owned or held by the corporation, to sell, lease, sublet, exchange, assign, transfer, convey, pledge or otherwise alienate or dispose of such real estate and property or any interest therein, and to pledge or to mortgage its property either alone or jointly with the holders or owners of any interest therein.
     (c) To purchase, manufacture, acquire, hold, own, mortgage, pledge, lease, sell, assign, transfer, invest in, trade in and deal in goods, wares, merchandise and property of every kind and description, and to carry on and engage in any of the above businesses or any other business related to or connected therewith, wherever the same may be permitted by the law, either manufacturing or otherwise, and to the same extent as the laws of this State will permit.

     (g) To buy its own stock of any class. Shares of capital stock so purchased or acquired may be held as treasury stock and resold unless the same shall have been retired for the purpose of decreasing the company’s capital stock as provided by law.
     (h) To conduct its business in all its branches, and have one or more offices and unlimitedly and without restriction to hold, purchase, lease, mortgage and convey real and personal property in or out of this State, and in such place or places in the several states or territories of the United States, or in any foreign countries, as shall, from time to time, be found necessary and convenient for the purpose of the corporation’s business.
     (i) To do any and all acts incidental, necessary, proper or advisable, appropriate or convenient for the carrying out of any of the powers herein conferred upon this corporation.
     5. The objects for which this corporation is formed are to do any or all of the things herein set forth to the same extent as natural persons might or could do, and in any part of the world, as principal, agent, through agencies, licenses, or otherwise, and in furtherance and not in limitation of the general powers conferred by the laws of the State of New Jersey. The foregoing clauses shall be construed both as objects and powers; and it is expressly provided hereby that subject to the laws of the State of New Jersey providing to the contrary, the foregoing enumeration of the specific powers shall not be held to limit or restrict in any manner the powers of this corporation.
     6. The total authorized capital stock of this corporation is One Hundred Twenty-five Thousand ($125,000.00) Dollars,

divided into Twelve Thousand Five Hundred (12,500) shares of a par value of Ten ($10.00) Dollars each.
     7. The names and post office addresses of the incorporators and the number of shares of stock subscribed to by each, the aggregate of which, One Thousand ($1,000.00) Dollars, is the amount of capital stock with which this corporation will commence business, are as follows:

		Number of
		Shares - Common
Name	Post Office Address	Capital Stock
Frank Gentempo	857-63 Anna Street	49
	Elizabeth, New Jersey
Helen Palmieri	857-63 Anna Street
	Elizabeth, New Jersey	49
Josephine Rupinski	[ILLEGIBLE] 1/2 Watchung Ave.	2
	Upper Montclair,
	New Jersey
     8. The period of existence of this corporation is unlimited.
     9. In the furtherance of, and not in limitation of the powers conferred by the laws of this State, the Board of Directors of this corporation is expressly authorized:
     (a) To make, alter and amend the By-Laws of the corporation, subject, however, to the right of the holders of the Common Stock to repeal any By-Laws.
     (b) By majority vote, to designate an executive committee of two or more Directors of the corporation, which committee, to the extent authorized, shall exercise the powers of the Board of Directors in the management of the corporation’s business and affairs, and shall have the power to authorize the corporate seal to be affixed to all papers which may require the same.

     (c) To establish and change, from time to time, the number of Directors and their respective terms of service.
     (d) To regulate requirements as to proxies, if any, the calling of meetings of the Board of Directors, and the time and place for holding the annual or any special meeting of the stockholders.
     (e) To regulate the appointment, responsibilities, compensation and removal of all agents, officers and employees of the corporation.
     10. No transaction entered into by the corporation shall, in the absence of fraud, be affected by the fact that one or more of the Directors or officers of the corporation are or have been interested in such transaction, and every Director and officer of the corporation is hereby relieved from any disability that might otherwise prevent his contracting with the corporation for the benefit of himself or any firm, association, or other business entity in which or with which he may be in any way affiliated or interested.
     IN WITNESS WHEREOF, we have hereunto set our hands and seals, this 22 day of September 1964.

	/s/ Frank Gentempo	(L.S.)
Frank Gentempo

	/s/ Helen Palmieri	(L.S.)
Signed, sealed and Delivered In the Presence of:	Helen Palmieri

/s/ Herbert M. Gannet	/s/ Josephine Rupinski	(L.S.)
Herbert M. Gannet	Josephine Rupinski
A MASTER OF THE
SUPERIOR COURT OF NEW JERSEY

STATE OF NEW JERSEY	)
	:	SS.
COUNTY OF ESSEX	)
     BE IT REMEMBERED, that on this 22 day of September, Nineteen Hundred and Sixty-Four, before me, the subscriber, a A MASTER OF THE SUPERIOR COURT OF NEW JERSEY, personally appeared FRANK GENTEMPO, HELEN PALMIERI and JOSEPHINE RUPINSKI, to me known to be the incorporators mentioned in the within instrument, to whom I first made known the contents thereof, and thereupon they did acknowledge that they signed, sealed and delivered the same as their voluntary act and deed, for the uses and purposes therein expressed.

/s / Herbert M. Gannet
Herbert M. Gannet
A MASTER OF THE
SUPERIOR COURT OF NEW JERSEY

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
ELIZABETH DISPOSAL, INC.

TO:	The Secretary of State State of New Jersey
     Pursuant to the provisions of Section 14A: 9-2 (4) Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificates of Amendment to its Certificate of Incorporation:
     1. The name of the corporation is Elizabeth Disposal, Inc.
     2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 23rd day of January, 1976:
          Resolved that the name of the corporation of Elizabeth Disposal, Inc. as delineated in the Certificate of Incorporation on file with the Office of the Secretary of State is hereby amended to read Browning-Ferris Industries of Elizabeth, N.J., Inc.
     3. The number of shares outstanding at the time of the, adoption of the amendment was 642. The total number of shares entitled to vote thereon was 642.
     4. All of the shares outstanding and entitled to vote volted in favor of the amendment to change the name.

CONSENT FOR USE OF CORPORATE NAME
     1. Browning-Ferris Industries of New Jersey, Inc., a corporation of the state of New Jersey owns all of the outstanding corporate stock in Elizabeth Disposal, Inc., Pinrose Co., Inc., C. D. and A.F. Marangi, Inc. and C. Seams & Sons, Inc., all corporations of the State of New Jersey.
     2. Browning-Ferris Industries of New Jersey, Inc. hereby gives its consent to the above mentioned subsidiary corporations filing Certificates of Amendment changing their corporate names as follows:
A.	Elizabeth Disposal, Inc. to Browning-Ferris Industries of Elizabeth, N.J., Inc.

B.	Pinrose Co., Inc. to Browning-Ferris Industries of North Jersey, Inc.

C.	C.D. and A.F. Marangi, Inc. to Browning-Ferris Industries of Paterson, N.J., Inc.

D.	C. Seams & Sons, Inc. to Browning-Ferris Industries of South Jersey, Inc.
Dated the 6th day of February, 1976.

BROWNING-FERRIS INDUSTRIES OF NEW JERSEY, INC.
By	/s/ John A. Pinto
John A. Pinto
President

     5. The effective date of this Amendment to the Certificate of Incorporation Shall be March 1, 1976.
Dated this 6th day of February, 1976.

ELIZABETH DISPOSAL, INC.
By	/s/ John M. Gentempo
John M. Gentempo
President

MRN FILED SEP 30 1997 LONNA R. HOOKS Secretary of State
CERTIFICATE OF MERGER
OF
BFI MEDICAL WASTE SYSTEMS OF NEW JERSEY, INC.
BFI OF MT. LAUREL, N.J., INC.
BROWNING-FERRIS INDUSTRIES OF NORTH JERSEY, INC.
BROWNING-FERRIS INDUSTRIES OF PATERSON, N.J., INC.
BROWNING-FERRIS INDUSTRIES OF SOUTH JERSEY, INC.
INTO
BROWNING-FERRIS INDUSTRIES OF ELIZABETH, N.J., INC.

To:	The Secretary of State State of New Jersey
Pursuant to the provisions of Title 14A of the Revised Statutes of New Jersey, the undersigned corporation hereby executes the following Certificate of Merger.
1.	Browning-Ferris Industries of Elizabeth, N.J., Inc., a corporation organized and existing under the laws of the State of New Jersey and owning all of the outstanding shares of each class and series of BFI Medical Waste Systems of New Jersey, Inc., BFI of Mt. Laurel, N.J., Inc., Browning-Ferris Industries of North Jersey, Inc., Browning-Ferris Industries of Paterson, N.J., Inc. and Browning-Ferris Industries of South Jersey, Inc., all being organized and existing under the laws of the State of New Jersey, hereby agrees to the merger of those subsidiary corporations into Browning-Ferris Industries of Elizabeth, N.J., Inc., which is hereinafter designated as the surviving corporation.

The total authorized capital stock of the surviving corporation shall be 12,500 shares, itemized by classes, par value of shares, shares without par value, and series, if any, within a class as follows:

			Par value per share
			or statement shares
Class	Series	Number of Shares	are without par value
Common	None	12,500	$10.00
The address of the surviving corporation’s registered office is 820 Bear Tavern Road, 3rd Floor, West Trenton, NJ 88628 and the name of its registered agent at such address is The Corporation Trust Company.
2.	The plan of merger, attached hereto, was approved by the sole director of the undersigned corporation.

3.	That effective the date of merger, the surviving corporation amends Article First of the Certificate of Incorporation to read as follows:

First: The name of the corporation is:
“BFI Waste Systems of New Jersey, Inc.”
4.	The effective date of this Certificate shall be September 30, 1997.
IN WITNESS WHEREOF the undersigned corporation has caused this Certificate of Merger to be executed in its name by its Vice President as of the 24th day of September, 1997.

BROWNING-FERRIS INDUSTRIES OF ELIZABETH, N. J., INC
By:	/S/ Eileen B. Schuler
Eileen B. Schuler
Vice President

EXHIBIT “A”
PLAN OF MERGER
A.	The name of the merged corporations are:

BFI Medical Waste Systems of New Jersey, Inc., a New Jersey corporation
BFI of Mt. Laurel, N.J., inc., a New Jersey corporation
Browning-Ferris Industries of North Jersey, Inc., a New Jersey corporation
Browning-Ferris Industries of Paterson, N.J., Inc., a New Jersey corporation
Browning-Ferris Industries of South Jersey, Inc., a New Jersey corporation

B.	The name of the surviving corporation is:

Browning-Ferris Industries of Elizabeth, N.J., Inc., a New Jersey corporation.

C.	Browning-Ferris Industries of Elizabeth, N.J., Inc. shall be the surviving corporation and does hereby merge with and into itself, BFI Medical Waste Systems of New Jersey, Inc., BFI of Mt. Laurel, N.J., Inc., Browning-Ferris Industries of North Jersey, Inc., Browning- Ferris Industries of Paterson, N.J., Inc., and Browning-Ferris Industries of South Jersey, Inc. (hereinafter collectively referred to as the “Merged Corporation”). The Articles of Incorporation and By-Laws of Browning-Ferris Industries of Elizabeth, N.J., Inc. shall be the Articles of Incorporation and By-Laws of the Surviving Corporation; however, that effective the date of merger, the surviving corporation amends Article First of the Certificate of Incorporation on to read as follows:
First: The name of the corporation is “BFI Waste Systems of New Jersey, Inc.”
D.	On the effective date of the merger, each share of the issued and outstanding stock of the Merged Corporation shall forthwith be canceled and no shares of the Surviving Corporation will be issued in exchange therefor. All of the property, rights, privileges, leases and patents of the Merged Corporation are to be transferred to and become the property of the Surviving Corporation. The officers and sole director of each of the Merged and Surviving Corporations are authorized to execute all deeds, assignments and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

E.	The effective date of the merger for tax and accounting purposes shall be September 30, 1997.